Exhibit 99.1
SelectQuote, Inc. Reports Second Quarter and Fiscal Year to Date 2021 Results

Second Quarter of Fiscal Year 2021 - Consolidated Earnings Highlights

•Revenue of $358.3 million, Up 103% Year-Over-Year
•Net Income of $90.4 million, improvement of $51.3 million Year-Over-Year
•Adjusted EBITDA of $129.5 million, Up 88% Year-Over-Year*

•Raising Full-Year 2021 Revenue, Net Income and Adjusted EBITDA Guidance:
◦Revenue expected in a range of $920 million to $940 million
◦Net Income expected in a range of $138 million to $146 million
◦Adjusted EBITDA expected in a range of $230 million to $240 million*

Second Quarter of Fiscal Year 2021 - Segment Highlights

Senior
•Revenue of $315.5 million, Up 127% Year-Over-Year
•Adjusted EBITDA of $134.6 million, Up 98% Year-Over-Year*
•Approved Medicare Advantage policies grew 132% Year-Over-Year

Life
•Revenue of $36.4 million, Up 26% Year-Over-Year
•Adjusted EBITDA of $6.4 million, Up 3% Year-Over-Year*
•Final expense premiums grew 229% Year-Over-Year

Auto & Home
•Revenue of $7.2 million, Down 15% Year-Over-Year
•Adjusted EBITDA of $2.2 million, Up 42% Year-Over-Year*
•Total Auto & Home premiums declined 10% Year-Over-Year

OVERLAND PARK, Kan., February 8, 2021--(BUSINESS WIRE)--SelectQuote, Inc. (NYSE: SLQT), reported consolidated revenue for the second quarter of fiscal year 2021 of $358.3 million, which was a 103% increase over consolidated revenue for the second quarter of fiscal year 2020 of $176.3 million. Consolidated net income for the second quarter of fiscal year 2021 was $90.4 million, which was a $51.3 million increase over consolidated net income for the second quarter of fiscal year 2020 of $39.1 million. Finally, consolidated Adjusted EBITDA for the second quarter of fiscal year 2021 was $129.5 million, which was an 88% increase over consolidated Adjusted EBITDA for the second quarter of fiscal year 2020 of $69.0 million.

Consolidated revenue for the six months ended December 31, 2020, was $482.4 million, a 100% increase over consolidated revenue for the six months ended December 31, 2019, of $241.5 million. Consolidated net income for the six months ended December 31, 2020, was $91.3 million, an increase of $53.9 million over consolidated net income for the six months ended December 31, 2019, of $37.4 million. Finally, consolidated Adjusted EBITDA for the six months ended December 31, 2020, was $141.6 million compared to consolidated Adjusted EBITDA of $69.8 million for the six months ended December 31, 2019, a 103% increase.

Chief Executive Officer Tim Danker commented, “Our Second Quarter results again demonstrated our strong growth potential, exceeding our internal expectations. The quarter was led by a strong AEP, where our Medicare Advantage approved policies grew by 132% year-over-year. We continue to show our differentiated model delivers superior financial results driven by a 32% increase in average agent productivity despite adding 70% more agents. We continue to excel in a fast-growing industry, and we’re pleased that our results continue to validate our strategy.”

Chief Financial Officer Raffaele Sadun added, “With Senior revenue growth of 127% year-over-year, this was the fourth consecutive quarter of Senior revenue growth in excess of 100%. This is especially impressive given all of our hiring, onboarding, training, and licensing was done virtually. We continue to deliver industry leading and stable LTVs, which demonstrates the soundness of our strategy. As a result of our strong results during AEP, we are raising our fiscal year 2021 guidance for the third time this year.”

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-13

Segment Results

We currently report on three segments: 1) Senior, 2) Life and 3) Auto & Home. The performance measures of the segments include total revenue and Adjusted EBITDA. Costs of revenue, marketing and advertising, and technical development operating costs and expenses that are directly attributable to a segment are reported within the applicable segment. Indirect costs of revenue, marketing and advertising, and technical development operating costs and expenses are allocated to each segment based on varying metrics such as headcount. Adjusted EBITDA is calculated as total revenue for the applicable segment less direct and allocated costs of revenue, marketing and advertising, technical development, and general and administrative operating costs and expenses, excluding depreciation and amortization expense; gain or loss on disposal of property, equipment, and software; share-based compensation expense; restructuring expenses; and non-recurring expenses such as severance payments and transaction costs.

Senior

Financial Results

The following table provides the financial results for the Senior segment for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2020	2019	% Change	2020	2019	% Change
Revenue	$315,510	$138,875	127%	$388,709	$166,458	134%
Adjusted EBITDA*	134,555	68,110	98%	143,457	66,170	117%
Adjusted EBITDA Margin*	43%	49%		37%	40%

Operating Metrics

Submitted Policies

Submitted policies are counted when an individual completes an application with our licensed agent and provides authorization to them to submit it to the insurance carrier partner. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information.

The following table shows the number of submitted policies for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Medicare Advantage	246,548	108,223	128%	294,539	129,074	128%
Medicare Supplement	13,273	9,179	45%	20,549	12,680	62%
Dental, Vision and Hearing	43,020	23,946	80%	63,062	33,871	86%
Prescription Drug Plan	6,250	8,374	(25)%	8,675	9,901	(12)%
Other	3,939	1,021	286%	5,822	1,690	244%
Total	313,030	150,743	108%	392,647	187,216	110%

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-13

Approved Policies

Approved policies represents the number of submitted policies that were approved by our insurance carrier partners for the identified product during the indicated period. Not all approved policies will go in force.

The following table shows the number of approved policies for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Medicare Advantage	208,714	89,920	132%	251,187	108,399	132%
Medicare Supplement	10,451	6,412	63%	16,776	9,038	86%
Dental, Vision and Hearing	33,614	15,630	115%	49,853	22,924	117%
Prescription Drug Plan	4,815	7,379	(35)%	7,447	8,881	(16)%
Other	3,256	779	318%	5,080	1,197	324%
Total	260,850	120,120	117%	330,343	150,439	120%

Lifetime Value of Commissions per Approved Policy

Lifetime value of commissions per approved policy represents commissions estimated to be collected over the estimated life of an approved policy based on multiple factors, including but not limited to, contracted commission rates, carrier mix and expected policy persistency with applied constraints. The lifetime value of commissions per approved policy is equal to the sum of the commission revenue due upon the initial sale of a policy, and when applicable, an estimate of future renewal commissions.

The following table shows the lifetime value of commissions per approved policy for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(dollars per policy):	2020	2019	% Change	2020	2019	% Change
Medicare Advantage	$1,268	$1,268	0%	$1,251	$1,250	0%
Medicare Supplement	1,233	1,367	(10)%	1,248	1,340	(7)%
Dental, Vision and Hearing	138	140	(2)%	148	140	6%
Prescription Drug Plan	232	226	3%	235	232	1%
Other	127	211	(40)%	130	106	23%

Per Unit Economics

Per unit economics represents total Medicare Advantage and Medicare Supplement commissions, other product commissions, other revenues, and costs associated with the Senior segment, each shown as per number of approved Medicare Advantage and Medicare Supplement approved policies over a given time period. Management assesses the business on a per unit basis to help ensure that the revenue opportunity associated with a successful policy sale is attractive relative to the marketing acquisition cost. Because not all acquired leads result in a successful policy sale, all per policy metrics are based on approved policies which is the measure that triggers revenue recognition.

The Medicare Advantage and Medicare Supplement commission per MA/MS policy represents the lifetime value of commissions for policies sold in the period. Other commission per MA/MS policy represents the lifetime value of commissions for other products sold in the period, including dental, vision and hearing, prescription drug plan, and other products, which management views as additional commission revenue on our agents’ core function of MA/MS policy sales. Other per MA/MS policy represents the production bonuses, lead sales revenue from InsideResponse, and updated estimates of prior period variable consideration based on actual policy renewals in the current period. Total operating expenses per MA/MS policy represent all of the operating expenses within the Senior segment. The Revenue to customer acquisition cost (“CAC”) multiple represents total revenue per MA/MS policy as a multiple of total marketing acquisition cost, which represents the direct costs of acquiring leads which is included in marketing and advertising expense within the total operating expenses per MA/MS policy.

The following table shows per unit economics for the periods presented. Based on the seasonality of the Senior segment and the fluctuations between quarters, we believe that the most relevant view of per unit economics is on a rolling 12-month basis. All per MA/MS policy metrics below are based on the sum of approved MA/MS policies, as both products have similar commission profiles. These metrics are the basis on which management assesses the business:

	Twelve Months Ended December 31,
(dollars per approved policy):	2020	2019	% Change
Medicare Advantage and Medicare Supplement approved policies	394,032	170,043	132%
Medicare Advantage and Medicare Supplement commission per MA / MS policy	$1,276	$1,281	0%
Other commission per MA/MS policy	39	57	(32)%
Other per MA / MS policy	168	141	19%
Total revenue per MA / MS policy	1,483	1,479	0%
Total operating expenses per MA / MS policy	(916)	(837)	9%
Adjusted EBITDA per MA / MS policy*	$567	$642	(12)%
Adjusted EBITDA Margin per MA / MS policy*	38%	43%
Revenue / CAC multiple	3.2X	4.1X

Life

Financial Results

The following table provides the financial results for the Life segment for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2020	2019	% Change	2020	2019	% Change
Revenue	$36,375	$28,980	26%	$79,198	$56,587	40%
Adjusted EBITDA*	6,414	6,240	3%	16,891	12,059	40%
Adjusted EBITDA Margin*	18%	22%		21%	21%

Operating Metrics

Life premium represents the total premium value for all policies that were approved by the relevant insurance carrier partner and for which the policy document was sent to the policyholder and payment information was received by the relevant insurance carrier partner during the indicated period. Core premiums include term life and permanent life insurance policies while ancillary premiums include various smaller products. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Life segment.

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-13

The following table shows core, final expense, and ancillary premiums for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2020	2019	% Change	2020	2019	% Change
Core Premiums	$18,751	$19,469	(4)%	$37,317	$37,849	(1)%
Final Expense Premiums	11,263	3,424	229%	30,713	7,339	318%
Ancillary Premiums	505	750	(33)%	1,162	1,251	(7)%

Auto & Home

Financial Results

The following table provides the financial results for the Auto & Home segment for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands)	2020	2019	% Change	2020	2019	% Change
Revenue	$7,241	$8,566	(15)%	$16,779	$18,619	(10)%
Adjusted EBITDA*	2,150	1,517	42%	5,767	4,007	44%
Adjusted EBITDA Margin*	30%	18%		34%	22%
Operating Metrics

Auto & Home premium represents the total premium value of all new policies that were approved by our insurance carrier partners during the indicated period. Because our commissions are earned based on a percentage of total premium, total premium volume for a given period is the key driver of revenue for our Auto & Home segment.

The following table shows premiums for the periods presented:

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands):	2020	2019	% Change	2020	2019	% Change
Premiums	$13,255	$14,716	(10)%	$30,155	$32,002	(6)%

Update on Fiscal Year 2021 Guidance

SelectQuote is raising the guidance originally provided for the full-year ending June 30, 2021. As a reminder, these expectations are forward-looking statements and actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in our annual and quarterly filings with the Securities and Exchange Commission.

SelectQuote is raising guidance for the full-year ending June 30, 2021 as follows:

•Consolidated Revenue is expected to be in the range of $920 million to $940 million
•Consolidated Net Income is expected to be in the range of $138 million to $146 million
•Consolidated Adjusted EBITDA is expected to be in the range of $230 million to $240 million*

*See reconciliation from non-GAAP measure, Adjusted EBITDA, to net income on pages 11-13

Review of Financial Results

SelectQuote, Inc. will host a conference call with the investment community today, Monday, February 8, 2021, beginning at 5 p.m. ET. To register for this conference call, please use this link: http://www.directeventreg.com/registration/event/6593229. After registering, a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, but to ensure you are connected for the full call we suggest registering a day in advance or, at minimum, 10 minutes before the start of the call. The event will also be webcasted live via our investor relations website https://ir.selectquote.com/investor-home/default.aspx or via this link.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. To supplement our financial statements presented in accordance with GAAP and to provide investors with additional information regarding our GAAP financial results, we have presented in this release Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies. We define Adjusted EBITDA as income before interest expense, income tax expense, depreciation and amortization, and certain add-backs for non-cash or non-recurring expenses, including restructuring and share-based compensation expenses. The most directly comparable GAAP measure is net income. We monitor and have presented in this release Adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

We believe that this non-GAAP financial measure helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of this non-GAAP financial measure. Accordingly, we believe that this financial measure provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Forward Looking Statement

This release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: the ultimate duration and impact of the ongoing COVID-19 pandemic, our reliance on a limited number of insurance carrier partners and any potential termination of those relationships or failure to develop new relationships; existing and future laws and regulations affecting the health insurance market; changes in health insurance products offered by our insurance carrier partners and the health insurance market generally; insurance carriers offering products and services directly to consumers; changes to commissions paid by insurance carriers and underwriting practices; competition with brokers, exclusively online brokers and carriers who opt to sell policies directly to consumers; competition from government-run health insurance exchanges; developments in the U.S. health insurance system; our dependence on revenue from carriers in our senior segment and downturns in the senior health as well as life, automotive and home insurance industries; our ability to develop new offerings and penetrate new vertical markets; risks from third-party products; failure to enroll individuals during the Medicare annual enrollment period; our ability to attract, integrate and retain qualified personnel; our dependence on lead providers and ability to compete for leads; failure to obtain and/or convert sales leads to actual sales of insurance policies; access to data from consumers and insurance carriers; accuracy of information provided from and to consumers during the insurance shopping process; cost-effective advertisement through internet search engines; ability to contact consumers and market products by telephone; global economic conditions; disruption to operations as a result of future acquisitions; significant estimates and assumptions in the preparation of our financial statements; impairment of goodwill; potential litigation and claims, including IP litigation; our existing and future indebtedness; developments with respect to LIBOR; access to additional capital; failure to protect our intellectual property and our brand; fluctuations in our financial results caused by seasonality; accuracy and timeliness of commissions reports from insurance carriers; timing of insurance carriers’ approval and payment practices; factors that impact our estimate of the constrained lifetime value of commissions per policyholder; changes in accounting rules, tax legislation and other legislation; disruptions or failures of our technological infrastructure and platform; failure to maintain relationships with third-party service providers; cybersecurity breaches or other attacks involving our systems or those of our insurance carrier partners or third-party service providers; our ability to protect consumer information and other data; and failure to market and sell Medicare plans effectively or in compliance with laws. For a further discussion of these and other risk factors that could impact our future results and performance, see the section entitled “Risk Factors” in the most recent Annual Report on Form 10-K (the “Annual Report”) filed by us with the Securities Exchange Commission. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

About SelectQuote:

Founded in 1985, SelectQuote (NYSE: SLQT) provides solutions that help consumers protect their most valuable assets: their families, health and property. The company pioneered the direct-to-consumer model of providing unbiased comparisons from multiple, highly-rated insurance companies allowing consumers to choose the policy and terms that best meet their unique needs. Two foundational pillars underpin SelectQuote’s success: a strong force of highly-trained and skilled agents who provide a consultative needs analysis for every consumer, and proprietary technology that sources, scores, and routes high-quality sales leads. The company has three core business lines: SelectQuote Senior, SelectQuote Life and SelectQuote Auto and Home. SelectQuote Senior, the largest and fastest-growing business, serves the needs of a demographic that sees 10,000 people turn 65 each day with a range of Medicare Advantage and Medicare Supplement plans from leading, nationally-recognized carriers, as well as prescription drug plans, dental, vision and hearing plans.

Investor Relations:
Sloan Bohlen
877-678-4083
investorrelations@selectquote.com

Media:
Matt Gunter
913-286-4931
matt.gunter@selectquote.com

Kelly Hale
913-653-4375
kelly.hale@selectquote.com

Source: SelectQuote, Inc.

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	December 31, 2020	June 30, 2020

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$209,739	$321,065
Restricted cash	36,168	47,805
Accounts receivable	146,989	83,634
Commissions receivable-current	76,265	51,209
Other current assets	7,383	10,121
Total current assets	476,544	513,834
COMMISSIONS RECEIVABLE—Net	655,828	461,752
PROPERTY AND EQUIPMENT—Net	24,512	22,150
SOFTWARE—Net	10,085	8,399
OPERATING LEASE RIGHT-OF-USE ASSETS	29,182	—
INTANGIBLE ASSETS—NET	18,015	19,673
GOODWILL	46,456	46,577
OTHER ASSETS	1,427	1,408
TOTAL ASSETS	$1,262,049	$1,073,793

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,420	$22,891
Accrued expenses	15,535	14,936
Accrued compensation and benefits	35,067	22,228
Earnout liability	31,966	30,812
Operating lease liabilities—current	5,093	—
Other current liabilities	20,938	4,944
Total current liabilities	141,019	95,811
DEBT	313,336	311,814
DEFERRED INCOME TAXES	131,121	105,844
OPERATING LEASE LIABILITIES	36,958	—
OTHER LIABILITIES	5,480	14,635
Total liabilities	627,914	528,104

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $.01 par value	1,628	1,622
Additional paid-in capital	545,441	548,113
Retained earnings (accumulated deficit)	88,461	(2,792)
Accumulated other comprehensive loss	(1,395)	(1,254)
Total shareholders’ equity	634,135	545,689
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,262,049	$1,073,793

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)
(In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019
REVENUE:
Commission	$320,974	$158,650	$427,519	$216,472
Production bonus and other	37,300	17,647	54,924	24,992
Total revenue	358,274	176,297	482,443	241,464

OPERATING COSTS AND EXPENSES:
Cost of revenue	84,121	50,484	135,166	83,121
Marketing and advertising	132,206	50,871	182,006	76,972
General and administrative	13,043	13,997	25,245	19,123
Technical development	4,750	3,510	8,598	6,223
Total operating costs and expenses	234,120	118,862	351,015	185,439

INCOME FROM OPERATIONS	124,154	57,435	131,428	56,025

INTEREST EXPENSE, NET	(6,782)	(6,178)	(13,543)	(6,883)
OTHER EXPENSES, NET	(416)	(3)	(1,196)	(16)
INCOME BEFORE INCOME TAX EXPENSE	116,956	51,254	116,689	49,126
INCOME TAX EXPENSE	26,540	12,184	25,436	11,744

NET INCOME	$90,416	$39,070	$91,253	$37,382

NET INCOME (LOSS) PER SHARE:
Basic	$0.56	$(0.56)	$0.56	$(0.62)
Diluted	$0.55	$(0.56)	$0.55	$(0.62)

WEIGHTED-AVERAGE COMMON STOCK OUTSTANDING USED IN PER SHARE AMOUNTS:
Basic	162,645	90,374	162,546	88,945
Diluted	165,563	90,374	165,377	88,945

OTHER COMPREHENSIVE GAIN (LOSS) NET OF TAX:
Gain (loss) on cash flow hedge	116	—	(141)	—
OTHER COMPREHENSIVE GAIN (LOSS)	116	—	(141)	—
COMPREHENSIVE INCOME	$90,532	$39,070	$91,112	$37,382

SELECTQUOTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Six Months Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$91,253	$37,382
Adjustments to reconcile net income to net cash, cash equivalents, and restricted cash used in operating activities:
Depreciation and amortization	6,937	3,168
Loss (gain) on disposal of property, equipment, and software	162	(2)
Share-based compensation expense	2,259	9,263
Deferred income taxes	25,321	11,759
Amortization of debt issuance costs and debt discount	1,644	592
Fair value adjustments to contingent earnout obligations	1,153	—
Non-cash lease expense	1,887	—
Changes in operating assets and liabilities:
Accounts receivable	(63,355)	(13,050)
Commissions receivable	(219,132)	(110,792)
Other assets	1,906	856
Accounts payable and accrued expenses	15,692	4,985
Operating lease liabilities	(1,245)	—
Other liabilities	32,371	5,237
Net cash used in operating activities	(103,147)	(50,602)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,768)	(5,499)
Proceeds from sales of property and equipment	—	3
Purchases of software and capitalized software development costs	(3,449)	(2,434)
Acquisition of business	121	—
Net cash used in investing activities	(9,096)	(7,930)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving line of credit	—	83,602
Payments on revolving line of credit	—	(91,778)
Net proceeds from Term Loan	—	416,500
Proceeds from other debt	—	8,425
Payments on other debt	(108)	(1,440)
Proceeds from common stock option exercises	391	4,819
Cash dividends paid	—	(275,000)
Payments of tax withholdings related to net share settlement of equity awards	(5,320)	—
Payments of debt issuance costs	—	(7,694)
Payments of costs incurred in connection with private placement	(1,771)	—
Payments of costs incurred in connection with initial public offering	(3,911)	(1,603)
Net cash (used in) provided by financing activities	(10,719)	135,831
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(122,962)	77,299
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	368,869	570
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$245,907	$77,869

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

	Three Months Ended December 31, 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$315,510	$36,375	$7,241	$(852)	$358,274
Operating expenses	(180,955)	(29,961)	(5,091)	(12,746)	(228,753)
Other expenses, net	—	—	—	(21)	(21)
Adjusted EBITDA	134,555	6,414	2,150	(13,619)	129,500
Share-based compensation expense					(1,336)
Non-recurring expenses					(362)
Fair value adjustments to contingent earnout obligations					(395)
Depreciation and amortization					(3,590)
Loss on disposal of property, equipment, and software					(79)
Interest expense, net					(6,782)
Income tax expense					(26,540)
Net income					$90,416

	Three Months Ended December 31, 2019
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$138,875	$28,980	$8,566	$(124)	$176,297
Operating expenses	(70,765)	(22,740)	(7,049)	(6,775)	(107,329)
Other expenses, net	—	—	—	(3)	(3)
Adjusted EBITDA	68,110	6,240	1,517	(6,902)	68,965
Share-based compensation expense					(9,241)
Non-recurring expenses					(564)
Depreciation and amortization					(1,728)
Interest expense, net					(6,178)
Income tax expense					(12,184)
Net income					$39,070

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

	Six Months Ended December 31, 2020
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$388,709	$79,198	$16,779	$(2,243)	$482,443
Operating expenses	(245,252)	(62,307)	(11,012)	(22,264)	(340,835)
Other expenses, net	—	—	—	(43)	(43)
Adjusted EBITDA	143,457	16,891	5,767	(24,550)	141,565
Share-based compensation expense					(2,259)
Non-recurring expenses					(822)
Fair value adjustments to contingent earnout obligations					(1,153)
Depreciation and amortization					(6,937)
Loss on disposal of property, equipment, and software					(162)
Interest expense, net					(13,543)
Income tax expense					(25,436)
Net income					$91,253

	Six Months Ended December 31, 2019
(in thousands)	Senior	Life	Auto & Home	Corp & Elims	Consolidated
Revenue	$166,458	$56,587	$18,619	$(200)	$241,464
Operating expenses	(100,288)	(44,528)	(14,612)	(12,188)	(171,616)
Other expenses, net	—	—	—	(16)	(16)
Adjusted EBITDA	$66,170	$12,059	$4,007	$(12,404)	69,832
Share-based compensation expense					(9,263)
Non-recurring expenses					(1,394)
Depreciation and amortization					(3,168)
Gain on disposal of property, equipment, and software					2
Interest expense, net					(6,883)
Income tax expense					(11,744)
Net Income					$37,382

SELECTQUOTE, INC. AND SUBSIDIARIES
Adjusted EBITDA to Net Income Reconciliation
(Unaudited)

Guidance net income to Adjusted EBITDA reconciliation, year ending June 30, 2021:

(in thousands)	Range
Net Income	$138,000	$146,000
Income tax expense	42,000	44,000
Interest expense, net	28,000	28,000
Depreciation and amortization	14,000	14,000
Fair value adjustments to contingent earnout obligations	1,000	1,000
Non-recurring expenses	2,000	2,000
Share-based compensation expense	5,000	5,000
Adjusted EBITDA	$230,000	$240,000